May 2, 2018

Caterpillar contact:
Corrie Heck Scott
Global Government & Corporate Affairs
(224) 551-4133
Scott_Corrie@cat.com

FOR IMMEDIATE RELEASE

Caterpillar Raises Dividend, Sets New Financial Targets and Provides Update on Enterprise Strategy at 2019 Investor Day

•	Caterpillar raises quarterly cash dividend by 20% to $1.03 per share of common stock

•	Company plans to return substantially all Machine, Energy & Transportation (ME&T) free cash flow to shareholders through continued dividend growth and more consistent share repurchases

•	Caterpillar expects to double ME&T services sales to $28 billion by 2026 and deliver higher adjusted operating margins through the cycles of three to six percentage points above historical performance

CLAYTON, N.C. – Caterpillar Inc. (NYSE: CAT) will host a meeting with investors and analysts today, detailing the progress made in executing the company’s enterprise strategy, its plans for future profitable growth and its intention for more consistent and enhanced return of capital to shareholders.
“Our enterprise strategy for profitable growth is working. We achieved or exceeded the financial targets we communicated during our 2017 Investor Day, which resulted in record profit per share in 2018 and the first quarter of 2019,” said Caterpillar Chairman and CEO Jim Umpleby. “We will continue to execute our strategy while investing to double services sales by 2026, an area of significant opportunity for further profitable growth.”

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Strategy Driving Improved Profitability, New Margin Targets

Caterpillar has significantly improved its financial performance over the course of the last two years. On about $55 billion of sales in 2014, Caterpillar’s adjusted operating margin performance was 11%. At the 2017 Investor Day, Caterpillar targeted improving adjusted operating margin by 2% to 5% the next time sales returned to that level. In 2018, Caterpillar sales and revenues were again about $55 billion and its adjusted operating margin of 16% was at the top end of the targeted improvement range. The company is now targeting future adjusted operating margins through the cycles of three to six percentage points above historical performance from 2010 to 2016.
Caterpillar attributes much of its improved profitability, as well as its confidence to achieve future targets, to the execution of its enterprise strategy for profitable growth through operational excellence and investing in expanded offerings and services. These investments are guided by the Operating and Execution Model, which helps the company allocate resources to the products and services that generate the greatest returns. With the success of the company’s strategy execution, strong cash flow generation and its commitment to maintaining a competitive and flexible cost structure, Caterpillar’s balance sheet remains strong. The existing balance sheet capacity will also support inorganic growth opportunities.

Returning Value to Shareholders

Reflecting this improved performance and profitability, the company’s board of directors authorized an increase to the quarterly cash dividend of 20% to $1.03 per share of common stock, payable August 20, 2019, to shareholders of record at the close of business on July 22, 2019. Caterpillar expects to increase the dividend in each of the following four years by at least a high single digit percentage. With its remaining free cash flow, the company intends to repurchase shares on a more consistent basis, with the goal of at least offsetting dilution in market downturns.
“Through the execution of our strategy, Caterpillar is now a stronger and more profitable company that can produce higher free cash flow through the cycles,” added Umpleby. “We plan

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to return substantially all ME&T free cash flow to shareholders through dividend increases and more consistent share repurchases to create more long-term value for shareholders.”

Emphasis on Services Growth
Caterpillar’s executive leadership team will describe its plans to grow services, which offer additional opportunity for profitable growth. Caterpillar intends to double ME&T services sales to about $28 billion by 2026, from a 2016 baseline of about $14 billion.
Caterpillar’s services offerings encompass all the ways the company supports customer success after the equipment purchase, including aftermarket parts sales and digitally-enabled solutions. Services aim to maximize asset utilization and minimize downtime for customers, making them more efficient and lowering their owning and operating costs while providing a more consistent revenue stream for Caterpillar and improving profitability through the cycles.
The full investor presentation can be found at caterpillar.com/investors.

About Caterpillar
For more than 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2018 sales and revenues of $54.722 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three primary segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media.

Forward-looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that

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meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events including natural disasters; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; and (xxvi) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
actions; (x) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (xi) inventory management decisions and sourcing practices of our dealers and

Caterpillar Public Release                #